SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                          Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                            CHAPARRAL RESOURCES, INC.
               (Name of Registrant as Specified in its Charter)

     _____________________________________________________________________
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:
      2.    Form, Schedule or Registration Statement No.:
      3.    Filing Party:
      4.    Date Filed:

                            CHAPARRAL RESOURCES, INC.
                        3400 Bissonnet Street, Suite 135
                              Houston, Texas 77005

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 17, 1997

      NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders (the "Meeting") of Chaparral Resources, Inc., a Colorado corporation (the "Company"), will be held at the Petroleum Club, 800 Bell Street, Houston, Texas 77002, on Thursday, July 17, 1997, at 2:00 p.m. Central Time, for the purpose of considering and voting upon proposals to:

      (1) Elect eight directors to serve until the next Annual Meeting of Stockholders;

      (2)   Adopt the 1997 Incentive Stock Plan;

      (3)   Adopt the 1997 Nonemployee Directors' Stock Option Plan; and

      (4) Transact such other business as may lawfully come before the Meeting or any adjournment thereof.

Only stockholders of record at the close of business on May 22, 1997, are entitled to notice of and to vote at the Meeting, and at any adjournment thereof.

The enclosed Proxy is solicited by and on behalf of the Board of Directors of the Company. All stockholders are cordially invited to attend the Meeting in person. Whether you plan to attend or not, please date, sign and return the accompanying proxy in the enclosed return envelope. No postage is required if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.

                              BY ORDER OF THE BOARD OF DIRECTORS

                              ALAN D. BERLIN, SECRETARY
Houston, Texas
June 20, 1997

                            CHAPARRAL RESOURCES, INC.
                        3400 Bissonnet Street, Suite 135
                              Houston, Texas 77005

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 17, 1997

      This proxy statement ("Proxy Statement") is being furnished in connection with the solicitation of proxies by the Board of Directors of Chaparral Resources, Inc. (the "Company") to be used at the Annual Meeting of Stockholders (the "Meeting") to be held at the Petroleum Club, 800 Bell Street, Houston, Texas 77002, on Thursday, July 17, 1997, at 2:00 p.m. Central Time, and at any adjournment thereof.

      It is planned that this Proxy Statement and the accompanying Proxy will be mailed to the Company's stockholders on or about June 20, 1997.

      Any person signing and mailing the enclosed Proxy may revoke it at any time before it is voted by (i) giving written notice of the revocation to the Company's corporate secretary at the Company's principal executive offices; (ii) voting in person at the Meeting; or (iii) voting again by submitting a new proxy card. Only the latest dated proxy card, including one which a person may vote in person at the Meeting, will count.

                       ACTIONS TO BE TAKEN AT MEETING

      The Meeting is called by the Board of Directors of the Company to consider and act upon the following matters:

      (1)   The election of eight directors of the Company;

      (2)   The adoption of the 1997 Incentive Stock Plan;

      (3)   The adoption of the 1997 Nonemployee Directors' Stock Option Plan;
            and

      (4) Such other business as may properly come before the Meeting or any adjournment thereof.

      The holders of one-third of the outstanding shares of Common Stock of the Company, present at the Meeting in person or represented by proxy, shall constitute a quorum. If a quorum is present, directors are elected by a plurality of the vote, i.e., the candidates receiving the highest number of votes cast in favor of their election will be elected to the Board of Directors. As to all other matters voted on at the Meeting, the matter is approved if the votes cast in favor of the matter exceed the votes cast opposing the matter. Where brokers have not received any instruction from their clients on how to vote on a particular proposal, brokers are permitted to vote on routine proposals but not on nonroutine matters. The absence of votes on nonroutine matters are "broker nonvotes." Abstentions and broker nonvotes will be counted as present for purposes of establishing a quorum, but will have no effect on the election of directors. Abstentions and broker nonvotes on proposals other than the election of directors will be counted as present for purposes of the proposal and will have the effect of a vote against the proposal.

                                VOTING SECURITIES

      Voting rights at the meeting are vested in the holders of the Company's $0.10 par value common stock (the "Common Stock") with each share entitled to one vote. Cumulative voting in the election of directors is not permitted. Only holders of record of the Common Stock at the close of business on May 22, 1997, are entitled to notice of and to vote at the Meeting or any adjournments thereof. On May 22, 1997, the Company had 41,930,748 shares of Common Stock outstanding.

                               PROPOSAL NUMBER ONE

                              ELECTION OF DIRECTORS

      The number of directors on the Company's Board of Directors has been established by the bylaws of the Company as eight directors. To be elected, the nominees for director must receive the affirmative vote of a majority of the shares of the Company's common stock represented in person or by proxy at the Annual Meeting of Shareholders. The votes withheld in the election of directors will be counted as being present at the Annual Meeting of Shareholders for purposes of determining a quorum and will have the effect of a vote against the directors.

      The persons named in the enclosed form of Proxy will vote the shares represented by proxies received by them for the election of the nine nominees for director named below. If, at the time of the Meeting, any of these nominees shall become unavailable for any reason, which event is not expected to occur, the persons entitled to vote the proxies will vote for such substitute nominee or nominees, if any, as they determine in their sole discretion. If elected, the nominees for director will hold office until the next annual meeting of stockholders or until their successors are duly elected or appointed. The nominees for director, each of whom has consented to serve if elected, are as follows:

                      DIRECTOR             PRINCIPAL OCCUPATION
NAME OF NOMINEE         SINCE       AGE    FOR LAST FIVE YEARS
---------------       --------     ----    --------------------
Howard Karren           1996        66     Chairman of the Board of the Company
                                           since 1996; Chief Executive Officer
                                           of the Compa- ny since January 1997
                                           and President since February 1997.
                                           Senior Advisor to the Chair- man and
                                           Chief Executive Officer of Enron Oil
                                           & Gas Co., an oil and gas company,
                                           from 1994 to 1996. President and Vice
                                           Chairman of Enron Oil & Gas
                                           International Co. from 1984 until
                                           1994.

Peter G. Dilling        1995        47     Vice Chairman of the Board of the
                                           Company since March 1997; President
                                           and a director of M-D International
                                           Petroleum, Inc., an oil and gas
                                           company, since September 1994. A
                                           partner of M-D International, an
                                           unincorporat- ed oil and gas
                                           business, from March 1993 to the
                                           present.

Jay W. McGee            1995        49     Executive Vice President of
                                           Exploration and Production of the
                                           Company since March 1997; Director of
                                           M-D International Petroleum, Inc., an
                                           oil and gas company, since September
                                           1994. Manager of M-D International,
                                           an unincorporated oil and gas entity,
                                           from March 1993 to the present. Vice
                                           President of Anglo Suisse L.P., an
                                           oil and gas company, from September
                                           1990 to February 1993. Prior thereto,
                                           Director of Exploration of Anglo
                                           Suisse, Inc., an oil and gas com-
                                           pany.

Alan D. Berlin          1997        57     A partner of Aitken Irvin Lewin
                                           Berlin Vrooman & Cohn, LLP since
                                           1995. Engaged in the private practice
                                           of law for over five years prior to
                                           joining Aitken Irvin Lewin Berlin
                                           Vrooman & Cohn LLP. President of the
                                           International Division of Belco
                                           Petroleum Corp. from 1985 to 1987 and
                                           held various other positions with
                                           Belco Petroleum Corp. from 1977 to
                                           1985. Currently a director of Belco
                                           Oil & Gas Corp.

Walter A. Carozza       1997        42     President of Victory Ventures, LLC, a
                                           private equity reinvestment firm,
                                           since 1997. Manager of and investor
                                           in East River Ventures, LP, and M3
                                           Partners, LC, venture capital funds,
                                           since 1996 and 1994, respectively.
                                           Involved in the financing and
                                           management of companies since 1986. A
                                           director of ETEX, Inc., Caring
                                           Technologies, Inc., Interlink Health
                                           Services, Inc. and The Rock Island
                                           Group, Inc.

David A. Dahl           1997        35     President of Whittier Energy Company,
                                           an oil and gas exploration and
                                           production company, since 1997,
                                           President of Whittier Ventures, LLC,
                                           a private investment entity, since
                                           Janu- ary 1996, and a Vice President
                                           of Whittier Trust Company, a trust
                                           company, since April 1993, a Vice
                                           President of Merus Capital
                                           Management, an investment manager,
                                           from 1990 to 1993.

John G. McMillian       1997        70     Retired since 1995. Chairman and
                                           Chief Executive Officer of Allegheny
                                           & Western Energy Corporation, an oil
                                           and gas company, from 1987 to 1995;
                                           founder and former Chairman and Chief
                                           Executive Officer of Northwest Energy
                                           Company and owner and Chairman and
                                           Chief Executive Officer of Burger
                                           Board Company. A director of Sun
                                           Trust/Miami, N.A., Marker
                                           International and Excalibur
                                           Technologies.

Arlo G. Sorensen        1996        56     Chief Financial Officer and Principal
                                           Ac- counting Officer of the Company
                                           since March 1997. Trustee of M.H.
                                           Whittier Corporation, a private
                                           investment entity, since 1985.
                                           Chairman of the Board and a director
                                           of Whittier Trust Company, a trust
                                           company since 1988.

      THE BOARD RECOMMENDS A VOTE IN FAVOR OF THE ELECTION OF THE NOMINEES.

                       DIRECTORS MEETINGS AND COMMITTEES

      During the fiscal year ended November 30, 1996, the Company held 13 directors' meetings, nine of which consisted of directors' minutes signed by all directors. The consent directors' minutes reflect decisions reached by all of the directors following discussions among the directors. None of the Company's directors who were directors at the time attended in person or by telephone less than 75% of the four directors' meetings which actually were held. The Company's Board of Directors has no standing nominating committee.

      On March 28, 1997, the Board of Directors of the Company established a Compensation Committee, an Audit Committee and a Stock Option Committee and appointed David A. Dahl and Arlo G. Sorensen the members of the Compensation Committee, Alan D. Berlin and David A. Dahl the members of the Audit Committee and Alan D. Berlin and Arlo G. Sorensen the members of the Stock Option Committee.

      The Compensation Committee will recommend to the Board of Directors cash and noncash compensation for Company executives and will administer the 1997 Incentive Stock Plan. See "Proposal Number 2--Adoption of the 1997 Incentive Stock Plan." It also will review senior management development programs and evaluate senior management's performance against the Company's business plans and budgets.

      The Audit Committee will represent the Board of Directors in discharging its responsibilities relating to the accounting, reporting and financial control practices of the Company and its subsidiaries. The Audit Committee has general responsibility for reviewing with management the financial controls, accounting, and audit and reporting activities of the Company and its subsidiaries. The Audit Committee will annually review the qualifications and objectivity of the Company's independent auditors, make recommendations to the Board of Directors as to their selection, review the scope, fees and results of their audit, review their- non-audit services and related fees, review their management comment letters and annually review the status of significant current and potential legal matters. The Audit Committee is also empowered to conduct its own investigations into issues related to the aforementioned responsibilities and to retain independent counsel or outside experts for such purposes.

      The Stock Option Committee will review and recommend to the Compensation Committee and Board of Directors stock plans for adoption by the Company for the directors, officers, employees and consultants of the Company.

                      SECURITY OWNERSHIP OF CERTAIN PERSONS

      The following table sets forth as of May 22, 1997, the number of shares of the Company's outstanding Common Stock beneficially owned by each of the Company's current directors and executive officers and by each nominee for director, sets forth the number of shares of the Company's outstanding Common Stock beneficially owned by all of the Company's current directors and executive officers as a group and sets forth the number of shares of the Company's outstanding Common Stock owned by each person who owned of record, or was known to own beneficially, more than 5% of the Company's outstanding shares of Common
Stock:


NAME AND ADDRESS OF BENEFICIAL OWNER         AMOUNT AND NATURE OF      PERCENT
OR NAME OF EXECUTIVE OFFICER OR DIRECTOR    BENEFICIAL OWNERSHIP(1)   OF CLASS
----------------------------------------    ----------------------      -----
Allen & Company Incorporated ...........           2,962,000(2)          6.9%
711 Fifth Avenue
New York, New York 10022

Drake and Company ......................           3,000,000             7.2%
Citibank Performance Portfolio A.A .....
c/o Citibank, N.A ......................
153 E. 53rd Street, 21st Floor
New York, New York 10043

Victory Ventures, LLC ..................           8,589,616(3)         18.4%
645 Madison Avenue
New York, New York 10022

Whittier Ventures, LLC .................           3,198,000(4)          7.4%
1600 Huntington Drive
So. Pasadena, California 91030

Howard Karren ..........................             150,000             0.4%

Peter G. Dilling .......................             783,716(5)          1.9%

Jay W. McGee ...........................             923,992(6)          2.2%

Alan D. Berlin .........................                 -0-            --

Walter A. Carozza ......................           8,589,616(7)         18.4%

David A. Dahl ..........................           3,618,833(8)          8.3%

John G. McMillian ......................             100,000             0.2%

Arlo G. Sorensen .......................              11,242(9)         0.03%

Charles P. Karren ......................             175,000             0.4%

All Directors and Officers as a Group (nine
persons)..................................        14,352,399(10)        29.7%

(1) To the knowledge of the Company's management, the beneficial owners listed have sole voting and investment power with respect to the shares shown unless otherwise indicated.

(2)   Includes 1,022,000 shares underlying a presently exercisable warrant.

(3)   Includes 4,740,385 shares underlying presently exercisable warrants.

(4) Includes 1,000,000 shares underlying a convertible note and 262,500 shares underlying unexercised warrants. Does not include shares underlying additional warrants that will be issued if the debt to Whittier Ventures, LLC is not repaid by November 30, 1997.

(5) All 783,716 shares are owned directly by Spectrum Development, Inc. which is controlled by Mr. Dilling, and the 783,716 shares include 301,618 of a total of 1,250,000 shares being held in escrow in connection with the acquisition of Central Asian Petroleum, Inc.

(6) Includes 272,205 of a total of 1,250,000 shares being held in escrow in connection with the acquisition of Central Asian Petroleum, Inc. Also includes 2,589 shares owned in Mr. McGee's Individual Retirement Account and 2,589 shares owned by Mr.
      McGee's wife.

(7) Includes the shares beneficially owned by Victory Ventures, LLC. Walter A. Carozza has no pecuniary interest in such shares but, as the President of Victory Ventures, LLC, Mr. Carozza has voting power and investment power over such shares and, thus, may be deemed to beneficially own such shares pursuant to Rule 13d-3 adopted under the Securities Exchange Act of 1934, as amended. Mr. Carozza's address is the same as the address of Victory Ventures, LLC.

(8) Includes the shares beneficially owned by Whittier Ventures LLC and includes 333,333 shares underlying a convertible note and 87,500 shares underlying unexercised warrants owned by Whittier Energy Company. David A. Dahl has no pecuniary interest in such shares but, as the President of each, Mr. Dahl has voting power and investment power over such shares and, thus, may be deemed to beneficially own such shares pursuant to Rule 13d-3 adopted under the Securities Exchange Act of 1934, as amended. Mr. Dahl's address is the same as the address of Whittier Ventures, LLC. Does not include shares underlying additional warrants that will be issued if the debt to Whittier Ventures, LLC and Whittier Energy Company is not repaid by November 30, 1997.

(9) The 11,242 shares are owned by Whittier 1982 Oil Trust for which Mr. Sorensen is the trustee and has voting and investment power over such shares.

(10)  Includes the shares as described in notes (2) through (9) above.

                               EXECUTIVE OFFICERS

      The executive officers of the Company are Howard Karren, Peter G. Dilling, Jay W. McGee, Alan D. Berlin, Arlo G. Sorensen, information pertaining to whom is set forth under "Election of Directors" and Charles P. Karren, information pertaining to whom is set forth below. The executive officers of the Company are elected annually at the first meeting of the Company's Board of Directors held after each annual meeting of stockholders. Each executive officer holds office until his or her successor is duly elected and qualified or until his or her resignation or until he or she shall be removed in the manner provided by the Company's Bylaws. Charles P. Karren's position with the Company, his age, and the period during which he has served as an executive officer of the Company is as follows:


                           OFFICER                 PRINCIPAL OCCUPATION
NAME EXECUTIVE OFFICER      SINCE    AGE        DURING THE LAST FIVE YEARS
----------------------      -----    ---        --------------------------

Charles P. Karren........    1997     30    Vice President of Business
                                            Development of the Company since
                                            March 1997; Consultant to the
                                            Company from May 1996 to March 1997;
                                            Consultant to M-D International
                                            Petroleum, Inc., an oil and gas
                                            company, since May 1996; employed in
                                            various capacities with Enron
                                            Development Corp., an energy
                                            development company, from 1992 to
                                            1996; Associate with Hill
                                            Samuel-Middle East, an English
                                            merchant bank, from 1990 to 1992.

      Howard Karren and Charles P. Karren are father and son.

      In connection with the Company's acquisition of all of the stock of Central Asian Petroleum, Inc. ("CAP-D") in 1994, the former shareholders of CAP-D acquired certain rights to nominate directors of their choosing for election to the Company's Board of Directors. Pursuant to these rights, the former CAP-D shareholders caused the nomination of Jay W. McGee, who was elected a director at the 1995 annual meeting of shareholders. If by June 30, 2000, the Karakuduk Field produces 5,000 barrels of oil production per day averaged over any sixty (60) day period, or the Company's beneficial interest in the field is sold or the Company and the former shareholders jointly participate in a new exploratory development project, the former shareholders have the right to cause the Company to nominate one additional director at the Company's 2000 annual meeting of shareholders.

      In connection with a loan to the Company from the Brae Group, Inc. ("Brae"), in November 1995, the Company was required to appoint Messrs. Dilling and Karren as directors of the Company and to appoint Mr. Karren as Chairman of the Board of Directors of the Company. The Company borrowed $750,000 represented by an unsecured promissory note with interest at 8% per annum. The note was repaid on April 30, 1996. As a result of the repayment of the note, the Company is no longer required to continue to nominate such persons as directors.

      In connection with borrowings in August 1996, the Company agreed to add two directors selected by two of the lenders, Whittier Ventures LLC and Whittier Energy Company (collectively "Whittiers"). In connection with the transactions, James A. Jeffs resigned from the Company's Board of Directors. At the request of the Whittiers, on December 2, 1996, Arlo G. Sorensen replaced Mr. Jeffs on the Company's Board of Directors and on January 3, 1997, David A. Dahl was appointed to the Company's Board of Directors. The Whittiers will have the right to have their two representatives nominated for directors of the Company until the later of the date their promissory notes are paid in full or the date the Whittiers no longer have any investment in the Company.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Based solely upon a review of the Forms 3 and 4 and any amendments thereto furnished to the Company during the Company's fiscal year ended November 30, 1996, and Form 5 and amendments thereto furnished to the Company with respect to such fiscal year, during the Company's fiscal year ended November 30, 1996, no persons who were directors, officers or beneficial owners of more than 10% of the Company's outstanding Common Stock during such fiscal year filed late reports on Form 3, 4, or 5 except for Howard Karren, Peter G. Dilling and James
A. Jeffs who did not timely file their Forms 3 during the fiscal year ended November 30, 1996, Peter G. Dilling who did not timely file a Form 4 reporting one transaction, Howard Karren who was late in filing two Forms 4 reporting two transactions during the fiscal year ended November 30, 1996, and Jay W. McGee who did not timely file his Form 3 during the fiscal year ended November 30, 1995.

                                  COMPENSATION

      The following table shows all cash compensation paid by the Company for services rendered during the fiscal years ended November 30, 1996, November 30, 1995 and November 30, 1994 to Paul V. Hoovler (there were no other executive officers of the Company whose annual salary and bonus exceeded $100,000) during the fiscal year ended November 30, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                        Long Term
                                                                       Compensation
                                          Annual Compensation             Awards
                                   -----------------------------------  ----------
                           Year                             Other
                           Ended                            Annual      Securities    All Other
Name and                 November                           Compen-     Underlying     Compen-
Principal Position          30,     Salary($)    Bonus($)   sation($)   Options(#)    sation($)
-----------------------    ----    ------------  --------  -----------   -------     -----------
Paul V. Hoovler .......    1996    $  60,000(1)    --      $ 4,937(2)       --       $ 40,000(3)
 Chief Executive ......    1995    $  60,000       --      $ 4,413(2)       --       $ 40,000(3)
 Officer and Presi- ...    1994    $  60,000       --      $ 3,518(2)       --       $ 40,000(3)
dent until January
1997 and February
1997, respectively

---------------------

(1) In addition, on August 19, 1996, the Company's board of directors awarded Mr. Hoovler a cash bonus of $140,000 as recognition of past and present services to the Company to be used by Mr. Hoovler to exercise certain warrants, granted to Mr. Hoovler pursuant to the Company's 1989 Stock Warrant Plan, to purchase 500,000 shares of the Company's Common Stock at an exercise price of $0.28 per share. This bonus will not become payable until receipt of notice from Mr. Hoovler, which notice may not be given and shall not be effective, until the earlier of (i) completion of a sale or farmout by the Company of all or a portion of its interest in the Karakuduk Oil Field in Kazakstan, ("Karakuduk Field") or (ii) the date when the Company makes a public disclosure of a sale or farmout of the Karakuduk Field. At its sole option and discretion, the Company may, in lieu of making payment of such bonus to Mr. Hoovler, use all or a portion of such bonus as a direct offset to Mr. Hoovler's obligation to make any payment due to the Company upon exercise of the warrant. Anything mentioned above to the contrary notwithstanding, in the event Mr. Hoovler has exercised and paid for the warrant prior to the date the bonus becomes payable, the Company shall pay such bonus directly to Mr. Hoovler, but only upon completion of a sale or farmout of all or a portion of its interest in the Karakuduk Field.

(2) Represents the amounts distributed pursuant to a royalty participation plan to Paul V. Hoovler.

(3) The Company has a Deferred Compensation and Death Benefit Plan for Paul V. Hoovler. The plan allows for Mr. Hoovler to continue in active employment of the Company until age 70.5. The Company pays Mr. Hoovler $40,000 annually from this plan. If Mr. Hoovler voluntarily terminates his employment prior to his retirement, disability, or death, he or his estate will receive the remaining residual funds to be disbursed from the plan. If Mr. Hoovler dies prior to retirement or other termination of employment, Mr. Hoovler's estate will receive the remaining residual funds to be disbursed from the plan. The plan is funded by a life insurance policy on the life of

      Mr. Hoovler which provides for the major portion of any costs to the Company. The plan was fully funded when the Company paid, during the Company's fiscal year ended November 30, 1991, the final payment of a premium of $18,000 on a life insurance policy insuring the life of Paul V. Hoovler.

                          FISCAL YEAR-END OPTION VALUES

      The following table sets forth information concerning unexercised options (warrants) held by Paul V. Hoovler at November 30, 1996:

                      Number of Securities
                     Underlying Unexercised         Value of Unexercised
                         Options as of             In-the-Money Options at
                      November 30, 1996(#)           November 30, 1996($)
                  ---------------------------   ------------------------------
Name              Exercisable/  Unexercisable   Exercisable/     Unexercisable
---------------   ------------   ------------   ------------      ------------
Paul V. Hoovler        500,000          - 0 -   $    406,875(1)          - 0 -
-----------------------

(1) The value was determined by multiplying the number of shares underlying the warrants by the difference between the exercise price and the closing sale price of the Company's Common Stock on November 30, 1996. No options (warrants) were granted to or exercised by Paul V. Hoovler during the Company's fiscal year ended November 30, 1996.

COMPENSATION OF DIRECTORS

      There were no standard or other arrangements for the compensation of the Company's directors in effect for the Company's fiscal year ended November 30, 1996. The Board of Directors agreed to pay to Frank H. Gower, Jr., who served as a director of the Company from 1972 to 1997, a cash bonus of $28,000 that was paid in July 1996 and was used by Mr. Gower to purchase 100,000 shares of the Company's Common Stock upon exercise of a stock purchase warrant held by him.

TERMINATION OF EMPLOYMENT ARRANGEMENTS

      Paul V. Hoovler, the former Chief Executive Officer and President of the Company, entered into a severance agreement ("Agreement") with the Company effective February 12, 1997. Pursuant to the Agreement, Mr. Hoovler received his salary and unpaid vacation time accrued through February 12, 1997. Also, the Company agreed to amend the Company's 1989 Stock Warrant Plan to enable Mr. Hoovler to transfer the warrants granted to him in 1996 to a member of his family or a trust created by him.

      Further, Mr. Hoovler was granted warrants to purchase 100,000 shares of the Company's common stock at an exercise price of $0.85 per share, for a period of four years and warrants to purchase 100,000 shares of the Company's common stock at an exercise price of $1.25 per share that become exercisable on January 1, 1998, and remain exercisable for a period of four years from such date.

      Also, pursuant to the Agreement, the Company agreed to assign to Mr. Hoovler, or an entity controlled by Mr. Hoovler, the existing overriding royalty interest ("ORRI") that the Company holds in approximately 89 wells. Such assignment will be for a three-year period. In exchange for the assignment, Mr. Hoovler agreed to pay a former employee of the Company ten percent (10%) of the net revenues received from such ORRI during the three-year period. In addition, upon Mr. Hoovler's request, the Company agreed to assign its interest in the Company's royalty participation plan to Mr. Hoovler or an entity controlled by Mr. Hoovler. The Company also agreed to assign to Mr. Hoovler the Company's ownership interest in two life insurance policies that the Company held on Mr. Hoovler's life. Finally, pursuant to the Agreement, Mr. Hoovler was allowed to bid on or retain certain office furniture and equipment of the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In early September 1994, the Company signed a letter of intent with Central Asian Petroleum, Inc., a Delaware corporation ("CAP-D"), and Overseas Consulting Services Company, Inc. ("OCSCO"), both private companies based in Houston, Texas, to jointly pursue the registration and development of the Karakuduk Field, a shut-in field in the central Asian Republic of Kazakstan, that was discovered in the early 1970s but never placed on production.

      In mid-September 1994, the Company acquired a 25% interest in Central Asian Petroleum (Guernsey) Limited ("CAP-G"), with headquarters in Ankara, Turkey, which holds a 50% interest in Karakuduk-Munay, Inc. ("KKM"), which holds 100% of the right to develop the Karakuduk Field. In April 1995, the Company acquired all of the stock of CAP-D, which also owned an interest in CAP-G. Following the acquisition of CAP-D, the Company's beneficial interest in CAP-G increased to 45%, giving the Company a 22.5% beneficial interest in KKM and the Karakuduk Field. Under terms of the acquisition, the former shareholders of CAP-D have certain rights to cause the Company to nominate persons selected by the former shareholders to the Company's Board of Directors. Jay W. McGee, a former shareholder of CAP-D, was first elected at the 1995 Company's Annual Meeting of Stockholders under the arrangement. Additionally, in connection with the acquisition, the Company may be required to pay a brokerage fee to Mr. McGee in the amount of up to $175,000. The Company paid Mr. McGee $50,000 in 1995 and the balance is payable upon the occurrence of certain milestones in development of the Karakuduk Field. The Company issued 4,250,000 shares of restricted common stock for CAP-D which were placed in escrow and are to be released to the former shareholders of CAP-D, including Messrs. Dilling and

McGee and James A. Jeffs, a director of the Company until November 1996, or their affiliates, from time to time in connection with development of the Karakuduk Field. Of the 4,250,000 shares originally placed in escrow, 3,000,000 shares have been released and delivered to the former shareholders of CAP-D. Currently, the Company owns a 90% interest in CAP-G. The additional 45% interest in CAP-G was acquired by the Company from nonaffiliated parties.

      In connection with Howard Karren becoming a director of the Company, subject to a certain contingency which was satisfied in April 1996, the Company agreed to issue 350,000 shares of the Company's restricted common stock to Howard Karren, a director of the Company, or his designees. Of the 350,000 shares, Mr. Karren directed that 200,000 of the shares be issued to his two sons to compensate them for services they provided to Mr. Karren.

      The Company has been negotiating an agreement pursuant to which the Company would acquire 100% of the issued and outstanding capital stock of M-D International Petroleum, Inc. ("MDI"), a private company of which the shareholders include two directors of the Company, Messrs. Dilling and McGee. At the time of the acquisition, the only asset that MDI would have would be a 5% interest in a joint venture that Enron Oil & Gas Uzbekistan, Ltd. ("EOGU") is negotiating for the development of natural gas fields in the Republic of Uzbekistan. It is currently contemplated that, if the agreement with MDI is consummated, the Company would issue to MDI's shareholders an as of yet undetermined number of shares of the Company's restricted common stock in exchange for their MDI shares. Of these shares, the Company anticipates that a percentage of the shares would be issued at closing and the balance upon the occurrence of certain events. On January 8, 1997, the Company agreed to issue 180,000 shares of the Company's Common Stock to EOGU to obtain an option to acquire MDI. The Company also granted EOGU registration rights with respect to the 180,000 shares. In the interim, the principal shareholders of MDI, including Messrs. Dilling and McGee, have agreed that if the Company does not acquire MDI within a specified time period, the principal shareholders will transfer 180,000 shares of the Company's common stock owned by them to the Company to replace the 180,000 shares issued by the Company to EOGU. Such principal shareholders also have agreed to place the 180,000 shares in escrow to ensure compliance with their obligation. There are no assurances that the Company will be able to consummate the agreement to acquire the shares of MDI or that EOGU will be able to consummate a joint venture or other arrangement for the development of the natural gas fields in Uzbekistan.

      The Company paid Mr. Karren a fee of $4,000 per month for the four month period ending August 31, 1996, for office expenses and travel expenses in connection with the Company's efforts to satisfy its funding obligations for the Karakuduk Project.

      Beginning in May 1996 through February 1997, the Company paid a base consulting fee of $60,000 per month to MDI for assistance by MDI in seeking means for meeting the Company's funding obligations for the Karakuduk Project. The Company also assumed obligations of MDI to pay up to $42,000 during the six month period ending September 30,

1996 to two other unaffiliated consultants engaged to assist MDI and the Company to acquire and review oil and natural gas exploration or development projects in countries of the former Soviet Union. Commencing in March 1997, the Company began to reimburse MDI for MDI's expenses incurred in connection with the Karakuduk Project.

      On April 5, 1996, the Company completed a private placement of 14,000,000 shares of the Company's common stock at $0.50 a share for gross proceeds of $7,000,000. In connection with the private placement, the Company issued a five year warrant to purchase 1,022,000 shares of the Company's common stock for, a nominal amount, to Allen & Company Incorporated ("Allen") and paid $21,849 of Allen's expenses. The Company paid additional miscellaneous expenses related to the offering of $71,363. Allen also purchased shares of the Company's common stock in the private placement on the same terms and conditions as other purchasers thereof. The Company also issued Allen a three year warrant to purchase 200,000 shares of the Company's common stock at $0.25 per share, in connection with the $750,000 loan referred to above. Drake and Company and Whittier Ventures, LLC also purchased shares of the Company's common stock, in the above described private placement on the same terms and conditions as other purchasers thereof. See "Security Ownership of Certain Persons".

      In November and December, 1996, the Company borrowed $1,850,000 for interim financing pursuant to unsecured convertible promissory notes that bear interest at 8% per annum, which is payable monthly, and that are due and payable on or before May 29, 1998. The promissory notes are convertible into the Company's common stock at the lower of $0.75 per share or 75% of the market price of the common stock on the date of the conversion if the market price is less than $1.00 per share on such date. The proceeds from the first of such loans was received on November 22, 1996. Whittier Ventures, LLC, Whittier Energy Company and Victory Ventures, LLC loaned $1,500,000 of the $1,850,000 that was loaned to the Company.

      In connection with such borrowings, the Company agreed to issue the lenders warrants that terminate on November 30, 1999, to purchase a total of 462,500 shares of the Company's common stock at $0.25 per share and agreed to add two directors selected by two of the lenders, Whittier Ventures LLC and Whittier Energy Company, to the Company's Board of Directors. The Company further agreed that the Company would issue the lenders warrants to purchase an additional 185,000 shares of the Company's common stock if the promissory notes are not paid or converted by May 31, 1997, and warrants to purchase an additional 370,000 shares of the Company's common stock if the promissory notes are not paid or converted by November 30, 1997. Such warrants are or will be exercisable for a period of three years at $0.25 per share.

      On April 22, 1997, the Company sold 3,076,923 shares of the Company's Common Stock for $0.65 per share for a total of $2,000,000 to Victory Ventures, LLC. In connection with the transaction, the Company also issued a warrant to Victory Ventures, LLC to purchase up to an additional 4,615,385 shares of the Company's common stock for $3,000,000 or $0.65 per share. The warrant expires on December 31, 1997, if not previously exercised.

      In April, 1997, Victory Ventures, LLC also converted a $500,000 promissory note (plus $2,000 of accrued interest) that had previously been issued by the Company to Victory Ventures, LLC in December 1996 into 772,308 shares of the Company's common stock at a conversion price of $0.65 per share.

      Matthew R. Hoovler, the former Vice President and Treasurer of the Company, was awarded on August 19, 1996 a cash bonus of $70,000 as recognition for past and present services to the Company to be used solely and exclusively by Mr. Hoovler to exercise certain warrants granted to him pursuant to the Company's 1989 Stock Warrant Plan, to purchase 250,000 shares of the Company's common stock at an exercise price of $0.28 per share. The bonus will not become payable until receipt of notice from Mr. Hoovler, which notice may not be given and shall not be effective until the earlier of (i) completion of a sale or farmout by the Company of all or a portion of its interest in the Karakuduk Field, or (ii) the date when the Company makes a public disclosure of a sale or farmout of the Karakuduk Field. At its sole option and discretion, the Company may, in lieu of making payment of such bonus to Mr. Hoovler, use all or a portion of such bonus as a direct offset to Mr. Hoovler's obligation to make any payment due to the Company upon exercise of the Warrant. Anything mentioned above to the contrary notwithstanding, in the event Mr. Hoovler has exercised and paid for the warrant prior to the date the bonus becomes payable, Chaparral will pay such bonus directly to Mr. Hoovler, but only upon completion of a sale or farmout of all or a portion of its interest in the project. The Company amended its 1989 Stock Warrant Plan to enable Mr. Hoovler to transfer the warrants granted to him in 1996 to a member of his family or a trust created by him.

                                PROPOSAL NUMBER 2
                         ADOPTION OF THE 1997 INCENTIVE
                                   STOCK PLAN

      The Board of Directors of the Company has adopted the 1997 Incentive Stock Plan ("Plan") subject to the approval of the Company's stockholders.

      The following is a summary description of the Plan which is qualified in its entirety by reference to the complete text of the Plan which is attached as Appendix A to this Proxy Statement.

PURPOSE

      The purpose of the Plan is to promote the interests of the Company and its stockholders by attracting able persons as employees, consultants or directors and to provide incentive compensation to those employees, consultants and directors, upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the Company are of importance. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company.

ADMINISTRATION; ELIGIBILITY; AWARDS UNDER THE PLAN

      The Plan is to be administered by the compensation committee ("Committee") of the Board of Directors of the Company, no member of which may be an employee or consultant of the Company. The Committee has the authority to determine, in its sole discretion which employees and consultants will receive an award of Common Stock ("Award") pursuant to the Plan and the time or times when such Award is made, to prescribe rules and regulations relating to the Plan, and to determine the terms, restrictions and provisions of the agreement relating to each Award. The Committee may correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect.

      Pursuant to the Plan, on December 31, 1997, provided the Company is producing or has produced on or before that date not less than 3,000 barrels of crude oil and/or natural gas liquids per day and obtained the necessary financing to permit development of the Karakuduk Field, each director then in office will receive, without the exercise of the discretion of any person or persons, an Award for 10,000 shares of Common Stock.

      Also, pursuant to the Plan, each nonemployee director of the Company will receive an Award of 250 shares of Common Stock for each meeting of the Board of Directors attended by such director either in person or by telephone. Such Award will be in lieu of any other compensation payable to such director for attendance at any such meeting. Each such director will also be entitled to reimbursement for such director's costs and expenses of attending such meeting.

      None of the directors of the Company are currently employees of the Company. Accordingly, unless one or more of the nonemployee directors of the Company becomes employed by the Company, at the directors' meeting held immediately after the Annual Meeting of Stockholders each nonemployee director of the Company who is present in person or by telephone at the directors' meeting will be granted 250 shares of the Company's Common Stock. If all eight directors are present, they will receive total grants aggregating 2,000 shares of Common Stock.

      Further, if the eight directors of the Company are directors of the Company on December 31, 1997, and the Company is then producing at least 3,000 barrels of crude oil and/or natural gas liquids per day and has obtained the necessary financing to permit development of the Karakuduk Field, each such director of the Company will be granted

10,000 shares of the Company's Common Stock, for total grants aggregating 80,000 shares of Common Stock.

SHARES SUBJECT TO THE PLAN

      The aggregate number of shares of Common Stock which may be issued pursuant to the Plan shall not, on the date of an Award, exceed an amount equal to 1,000,000 shares of the then outstanding shares of the Company's Common Stock. As of the date hereof, no Awards have been granted pursuant to the Plan. There are currently eight directors of the Company, all of whom currently are nonemployee directors of the Company, no employees of the Company and ten consultants of the Company eligible to receive Awards under the Plan.

AMENDMENT AND TERMINATION

      The Board of Directors, in its discretion, may terminate the Plan at any time with respect to any shares for which Awards have not previously been granted. The Board of Directors has the right to alter or amend the Plan or any part thereof from time to time, provided, that no change in any Award previously granted may be made which would impair the rights of the holder thereof without the consent of such person and provided, further, that the Board of Directors may not make any alteration or amendment which would materially increase the benefits accruing to participants under the Plan, increase the aggregate number of shares of Common Stock which may be issued pursuant to the Plan, change the class of individuals eligible to receive Awards under the Plan or extend the term of the Plan, without the approval of the stockholders of the Company.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADOPTION OF THE PLAN.

                                PROPOSAL NUMBER 3
                  ADOPTION OF THE 1997 NON-EMPLOYEE DIRECTORS'
                                STOCK OPTION PLAN

      The Board of Directors of the Company has adopted the 1997 Nonemployee Directors' Stock Option Plan ("1997 Director Plan"), subject to the approval of the Company's stockholders.

      The following is a summary description of the 1997 Director Plan which is qualified in its entirety by reference to the complete text of the 1997 Director Plan which is attached as Appendix B to this Proxy Statement.

PURPOSE

      The purpose of the 1997 Director Plan is to promote the interests of the Company and its stockholders by helping to reward and retain highly qualified independent directors, and allowing them to develop a sense of proprietorship and personal involvement in the development and financial success of the Company.

ADMINISTRATION

      The 1997 Director Plan is to be administered by the Board of Directors of the Company.

SHARES SUBJECT TO THE 1997 DIRECTOR PLAN

      The aggregate number of shares of Common Stock which may be issued under the 1997 Director Plan shall not, on the date of the grant of any option, exceed an amount equal to 5% of the number of the then outstanding shares of Common Stock.

ELIGIBILITY; AUTOMATIC GRANT OF OPTIONS UNDER THE 1997 DIRECTOR PLAN

      Subject to the availability of shares of Common Stock under the 1997 Director Plan, the 1997 Director Plan authorizes the automatic grant of stock options only to members of the Board of Directors who are neither employees nor officers of the Company (individually, a "Nonemployee Director" and collectively the "Nonemployee Directors"). Under the 1997 Director Plan, as of the date of the Annual Meeting of the Stockholders of the Company in each year that the 1997 Director Plan is in effect, each Nonemployee Director will receive an option to purchase 25,000 shares of Common Stock.

      None of the directors of the Company are currently employees of the Company. Accordingly, unless one or more of the nonemployee directors of the Company becomes employed by the Company, immediately after the Annual Meeting of Stockholders each nonemployee director of the Company will be granted an option to purchase 25,000 shares of the Company's Common Stock, for total grants of options to purchase 200,000 shares of Common Stock.

OPTION PRICE

      The exercise price per share of Common Stock for all options granted under the 1997 Director Plan will be 100% of the fair market value per share of the Common Stock on the date of grant. As of June 16, 1997, the closing sale price of the Company's Common Stock was $.84375 per share.

OPTION DURATION

      The term of each option will be for a period of 10 years from the date of grant.

AMENDMENT AND TERMINATION

      The Board of Directors, in its discretion, may terminate, alter or amend any part of the 1997 Director Plan, provided, that no change in any option previously granted may be made which would impair the rights of the optionee without the consent of such optionee, and provided, further, that the Board of Directors may not make any alteration or amendment which would materially increase the benefits accruing to participants under the 1997 Director Plan, increase the aggregate number of shares of Common Stock which may be issued pursuant to the provisions of the 1997 Director Plan, change the class of individuals eligible to receive options under the 1997 Director Plan or extend the term of the 1997 Director Plan, without the approval of the stockholders of the Company.

FEDERAL INCOME TAX CONSEQUENCES

      The following discussion summarizes certain United States federal income tax consequences for directors receiving options pursuant to the 1997 Director Plan and certain tax effects on the Company, based upon the provisions of the Internal Revenue Code of 1986, as amended ("Code"), as in effect on the date of this Proxy Statement, current regulations and existing administrative rulings of the Internal Revenue Service ("IRS"). However, this summary is not intended to be a complete discussion of all the federal income tax consequences of the 1997 Director Plan;

      Options granted under the 1997 Director Plan do not qualify as "Incentive Stock Options" under Section 422 of the Code.

      In general, a Nonemployee Director will not recognize any taxable income upon the grant of an option under the 1997 Director Plan and the Company will not be entitled to a federal income tax deduction by reason of such grant.

      In general, a Nonemployee Director will recognize ordinary income at the time of exercise of the option in an amount equal to the excess, if any, of the fair market value of the shares of Common Stock issued on the date of exercise over the exercise price thereof. The Company may be required to withhold income tax on this amount.

      If a Nonemployee Director exercises an option by delivering shares of Common Stock to the Company in payment of the exercise price, special rules will apply.

      When a Nonemployee Director sells the shares of Common Stock acquired upon exercise of an option, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon sale of such shares of Common Stock and his or her basis in such shares of Common Stock (generally, the exercise price plus the amount, if any, taxed to the Nonemployee Director as ordinary income as a result of his or her exercise of the option). If the Nonemployee Director's holding period for such shares of Common Stock exceeds one year, the gain or loss will be long-term capital gain or loss.

      Generally, upon any grant or exercise of any option in which a Nonemployee Director does not recognize ordinary income, no federal income tax deduction will be allowed to the Company. When a Nonemployee Director recognizes ordinary income as a result of the exercise of an option under the 1997 Director Plan, the Company generally will be entitled to a corresponding deduction for federal income tax purposes.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADOPTION OF THE 1997 DIRECTOR PLAN.

                         INDEPENDENT PUBLIC ACCOUNTANTS

      On January 16, 1997, the Company engaged Ernst & Young LLP as the Company's principal independent accountant in place of Grant Thornton LLP. On July 23, 1996, the Company requested and received the resignation of Grant Thornton LLP. There were no disagreements during the Company's two fiscal years ended November 30, 1995, or any interim period subsequent thereto between the Company and Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Grant Thornton LLP, would have caused Grant Thornton LLP to make reference in its reports to the subject matter of such disagreements. The opinions of Grant Thornton LLP on the Company's financial statements for the fiscal years ended November 30, 1995 and 1994, contain no adverse opinion or disclaimer of opinion, nor were such opinions qualified as to uncertainty, audit scope or accounting principles, except that the opinion on the Company's financial statements for the fiscal year ended November 30, 1995, raised substantial doubt about the Company's ability to continue as a going concern. The decision to change accountants was approved by the Company's Board of Directors.

      Representatives of Ernst & Young are expected to be present at the Meeting, have an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

                       1996 ANNUAL REPORT TO STOCKHOLDERS

      INCLUDED WITH THIS PROXY STATEMENT IS THE COMPANY'S 1996 ANNUAL REPORT TO STOCKHOLDERS WHICH CONTAINS THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL

YEAR ENDED NOVEMBER 30, 1996. THE COMPANY WILL PROVIDE, WITHOUT CHARGE, AN ADDITIONAL COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED NOVEMBER 30, 1996 AS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, UPON WRITTEN REQUEST TO CHARLES P. KARREN, 3400 BISSONNET STREET, SUITE 135, HOUSTON, TEXAS 77005.

                              STOCKHOLDER PROPOSALS

      Proposals of stockholders intended to be presented at the next annual meeting of the Company's stockholders must be received by the Company by February 20, 1998 to be considered for inclusion in the proxy statement and form of proxy relating to the next annual meeting.

                             SOLICITATION OF PROXIES

      The cost of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to stockholders, will be borne by the Company. Solicitations will be made only by use of the mails, except that, if necessary to obtain a quorum, officers and regular employees of the Company may make solicitations of proxies by telephone or electronic facsimile or by personal calls. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the Company's shares held of record by such persons and the Company will reimburse them for their charges and expenses in this connection.

                                 OTHER BUSINESS

      The Company's Board of Directors does not know of any matters to be presented at the Meeting other than the matters set forth herein. If any other business should come before the Meeting, the persons named in the enclosed form of Proxy will vote such Proxy according to their judgment on such matters.

                              BY ORDER OF THE BOARD OF DIRECTORS

                              ALAN D. BERLIN, SECRETARY

Houston, Texas
June 20, 1997

                                                                      APPENDIX A

                            CHAPARRAL RESOURCES, INC.

                            1997 INCENTIVE STOCK PLAN

ARTICLE I.  PURPOSE OF THE PLAN

The Chaparral Resources, Inc., 1997 incentive Stock Plan (the "Plan") is intended to promote the interests of Chaparral Resources, Inc. ("Company"), and its stockholders by attracting able persons as employees, consultants or directors and to provide incentive compensation to those employees, consultants and directors, upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the Company are of importance. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, the Plan provides for the granting of Stock Awards as provided herein.

ARTICLE 2.  EFFECTIVE DATE AND TERM OF PLAN

The Plan shall be effective on the date the Plan is adopted by the Board, provided the Plan is approved by the stockholders of the Company within twelve months thereafter. Notwithstanding any provision in the Plan, no Stock Award shall vest prior to such stockholder approval. Except with respect to Stock Awards then outstanding, if not sooner terminated under the provisions of
Article 6 hereof, the Plan shall terminate upon and no further Stock Awards shall be granted after the expiration of ten (10) years from the date the Plan is approved by the stockholders of the Company.

ARTICLE 3.  ADMINISTRATION OF THE PLAN

3.1 Stock Awards may be granted only to individuals who are either employees, consultants or directors of the Company. In the case of employees or consultants, the Plan shall be administered by the Compensation Committee ("Committee") of the Board of Directors of the Company ("Board"), no member of which shall be an employee or consultant of the Company. The Committee shall have the authority to determine, in its sole discretion, which employees and consultants shall receive a Stock Award, and the time or times when such Stock Award shall be made, and to prescribe rules and regulations relating to the Plan, and determine the terms, restrictions and provisions of the agreement relating to each Stock Award. The Committee may correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any agreement relating to a Stock Award in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of he Committee on the matters referred to in this Article 3 shall be conclusive and binding on each Stock Award recipient.

3.2 On December 31, 1997, provided the Company is producing or has produced on or before that date not less than 3,000 barrels of crude oil and/or natural gas liquids per day and obtained the necessary financing to permit development of the Karakuduk Field, each director then in office shall receive, without the exercise of the discretion of any person or persons, a Stock Award for 10,000 shares of Stock.

3.3 Each nonemployee director shall receive a Stock Award of 250 shares of Stock for each meeting of the Board of Directors of the Company attended by such director either in person or by telephone. Such Stock Award shall be in lieu of any other compensation payable to such director for attendance at such meetings. Each such director shall also be entitled to reimbursement for such director's costs and expenses of attending such meetings.

ARTICLE 4.  SHARES SUBJECT TO PLAN

The aggregate number of shares which may be issued pursuant to Stock Awards granted under the Plan shall not, on the date of the grant of any Stock Award hereunder, exceed an amount equal to one million shares of Common Stock ("Stock"). Such shares may consist of authorized but unissued shares of Stock or previously issued shares of Stock reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Stock Awards at the termination of the Plan shall cease to be subject to the Plan, but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. Should any Stock Award hereunder expire or terminate prior to its vesting in full, the Stock theretofore subject to such Stock Award may again be subject to a Stock Award granted under the Plan.

ARTICLE 5.  RECAPITALIZATION OR REORGANIZATION

5.1 The existence of the Plan and the Stock Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

5.2 The shares with respect to which Stock Award may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of a Stock Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the number of shares of Stock subject to a Stock Award (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced.

5.3 If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization"), the number and class of shares of Stock covered by a Stock Award theretofore granted shall be adjusted so that such Stock Award shall thereafter cover the number and class of shares of stock and securities to which the holder of the Stock Award would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the holder had been the holder of record of the number of shares of Stock then covered by such Stock Award.

5.4 Any adjustment provided for in Articles 5.2 and 5.3 above shall be subject to any required stockholder action.

5.5 Except as expressly provided herein, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Stock Award theretofore granted or the purchase price per share.

ARTICLE 6.  AMENDMENT OR TERMINATION OF THE PLAN

The Board in its discretion may terminate the Plan at any time with respect to any stock for which Stock Awards have not previously been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any Stock Award previously granted may be made which would impair the rights of the holder thereof without the consent of such person and provided, further, that the Board may not make any alteration or amendment which would materially increase the benefits accruing to participants under the Plan, increase the aggregate number of shares of Stock which may be issued pursuant to the provisions of the Plan, change the class of individuals eligible to receive Stock Awards under the Plan or extend the term of the Plan, without the approval of the stockholders of the Company.

ARTICLE 7.  SECURITIES LAWS

It is intended that the Plan and any grant of a Stock Award made to a person subject to Section 16 of the Securities Exchange Act of 1934, as amended ("Securities Act"), meet all of the requirements of Rule 16b-3 promulgated under the Securities Act, as such rule is currently in effect or as hereinafter modified or amended ("Rule 16b-3"). If any provision of the Plan or any such Stock Award would disqualify the Plan or such Stock Award under, or would not otherwise comply with, Rule 16b-3, such provision or Stock Award shall be construed or deemed amended to conform to Rule 16b-3.

ARTICLE 8.  MISCELLANEOUS

8.1 Nothing contained in the Plan shall be confer upon any employee or consultant any right with respect to continuation of employment with the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary to terminate his or her employment at any time.

8.2 The Company shall be entitled to deduct in connection with any Stock Award made to an employee or consultant any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

8.3 Nothing contained in the Plan shall be construed to prevent the Company or any subsidiary from taking any corporate action which is deemed by the Company or such subsidiary to be appropriate or in it best interest, whether or not such action would have an adverse effect on the Plan or any Stock Award made under the Plan. No employee, consultant, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.

9.4 This Plan shall be construed in accordance with the laws of the State of Colorado.

                                                                      APPENDIX B

                            CHAPARRAL RESOURCES, INC.

                  1997 NONEMPLOYEE DIRECTORS' STOCK OPTION PLAN

ARTICLE I.  PURPOSE OF THE PLAN

The Chaparral Resources, Inc., 1997 Nonemployee Directors' Stock Option Plan ("Plan") is intended to promote the interests of Chaparral Resources, Inc. ("Company"), and its stockholders by helping to reward and retain highly-qualified independent directors, and allowing them to develop a sense of proprietorship and personal involvement in the development and financial success of the Company. Accordingly, the Company shall grant to directors of the Company who are not employees of the Company or any of its subsidiaries ("Nonemployee Directors") the option to purchase shares of the common stock of the Company ("Stock"), as hereinafter set forth. For purposes of the Plan, the term Nonemployee Directors shall include any director who is an independent contractor for the Company, has a consulting agreement with the Company and/or does not receive regular wages subject to tax withholding at the time the option to such director is granted.

ARTICLE 2.  OPTION AGREEMENTS

Each Option shall be evidenced by a written agreement in the form attached to the Plan.

ARTICLE 3.  ELIGIBILITY OF OPTIONEE

Options may be granted only to individuals who are Nonemployee Directors of the Company. As of the date of the annual meeting of the stockholders of the Company in each year that the Plan is in effect as provided in Paragraph 6 hereof, each Nonemployee Director then in office or elected to the Board of Directors of the Company (the "Board") on such date shall receive, without the exercise of the discretion of any person or persons, a ten year Option exercisable for 25,000 shares (subject to adjustment in the manner hereinafter provided). If, as of any date that the Plan is in effect, there are not sufficient shares of Stock available, each Nonemployee Director shall receive an Option for his or her pro-rata share of the total number of shares of Stock then available under the Plan. All Options granted shall be at the price set forth herein and shall be subject to adjustment as hereinafter provided.

ARTICLE 4.  SHARES SUBJECT TO PLAN

The aggregate number of shares which may be issued under Options granted under the Plan shall not, on the date of the grant of any Option hereunder, exceed an amount equal to five percent (5%) of the number of then outstanding shares of Stock. Such shares may consist of authorized but unissued shares of Stock or previously issued shares of Stock reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Options at the termination of the Plan shall cease to be subject to the Plan, but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. Should any Option hereunder expire or terminate prior to its exercise in full, the shares theretofore subject to such Option may again be subject to an Option granted under the Plan.

ARTICLE 5.  OPTION PRICE

The purchase price of the Stock issued under the Option shall be the fair market value of the Stock as of the date the Option is granted. For all purposes under the Plan, the fair market value of a share of Stock on a particular date shall be equal to the mean of the high and low sales prices of the Stock (I) reported by the National Market System or Small Cap Market of NASDAQ on that date, or
(ii) if the stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date; or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Stock are so reported. If the Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low prices of Stock on the most recent date on which Stock was publicly traded. In the event Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Board in such manner as it deems appropriate.

ARTICLE 6.  EFFECTIVE DATE AND TERM OF PLAN

The Plan shall be effective on the date the Plan is approved by the stockholders of the Company. Except with respect to Options then outstanding, if not sooner terminated under the provisions of Article 8 hereof, the Plan shall terminate upon and no further Options shall be granted after the expiration of ten (10) years from the date the Plan is approved by the stockholders of the Company.

ARTICLE 7.  RECAPITALIZATION OR REORGANIZATION

7.1 The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

7.2 The shares with respect to which Options may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the number of shares of Stock with respect to which such Option may thereafter be exercised (I) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

7.3 If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization"), the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock and securities to which the optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitaliza- tion, the optionee had been the holder of record of the number of shares of Stock then covered by such Option.

7.4 Any adjustment provided for in Articles 7.2 and 7.3 above shall be subject to any required stockholder action.

7.5 Except as expressly provided herein, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Options theretofore granted or the purchase price per share.

ARTICLE 8.  AMENDMENT OR TERMINATION OF THE PLAN

The Board in its discretion may terminate the Plan at any time with respect to any shares for which Options have not previously been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any Option previously granted may be made which would impair the rights of the optionee without the consent of such optionee; and provided, further, that the Board may not make any alteration or amendment which would materially increase the benefits accruing to participants under the Plan, increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan, change the class of individuals n registered under the Securities Act of 1933 as amended, and various state securities laws the Company deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the offering and sale of such shares.

9.2 It is intended that the Plan and any grant of an Option made to a person subject to Section 16 of the Securities Exchange Act of 1934, as amended ("Securities Act"), meet all of the requirements of Rule 16b-3 promulgated under the Securities Act, as such rule is currently in effect or as hereinafter modified or amended ("Rule 16b-3"). If any provision of the Plan or any such Option would disqualify the Plan or such Option under, or would not otherwise comply with, Rule 16b-3, such provision or Option shall be construed or deemed amended to conform to Rule 16b-3.

                                      PROXY

                            CHAPARRAL RESOURCES, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 17, 1997

      The undersigned hereby constitutes and appoints Howard Karren, Charles P. Karren, Alan D. Berlin, and each of them, the true and lawful attorneys and proxies of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to act for and to vote all of the undersigned's shares of $0.10 par value common stock of Chaparral Resources, Inc. ("Company") at the Annual Meeting of Stockholders (the "Meeting") to be held at the Petroleum Club, 800 Bell Street, Houston, Texas 77002, on Thursday, July 17, 1997, at 2:00 p.m. Central Time, and at all adjournments thereof for the following purposes:

1.    Election of Directors.
      [  ] FOR THE DIRECTOR NOMINEES LISTED  [  ] WITHHOLD AUTHORITY TO VOTE
           BELOW (EXCEPT AS MARKED TO THE         FOR ALL NOMINEES LISTED BELOW
           CONTRARY BELOW)

      INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

            Howard Karren     Walter A. Carozza
            Peter G. Dilling  David A. Dahl
            Jay W. McGee      John G. McMillian
            Alan D. Berlin    Arlo G. Sorensen

2.    Adoption of the 1997 Incentive Stock Plan.

      [ ] For     [ ] Against  [ ] Abstain

3.    Adoption of the 1997 Nonemployee Directors' Stock Option Plan.

      [ ] For     [ ] Against  [ ] Abstain

4. In their discretion, the Proxies are authorized to vote upon such other business as lawfully may come before the Meeting.

      The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned and ratifies and confirms all that said attorneys and proxies lawfully may do by virtue hereof.

      THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THEN THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING FOR ELECTION OF THE NOMINEES FOR DIRECTOR AS SELECTED BY THE BOARD OF DIRECTORS, FOR ADOPTION OF THE 1997 INCENTIVE STOCK PLAN AND FOR ADOPTION OF THE 1997 NONEMPLOYEE DIRECTORS' STOCK OPTION PLAN.

      It is understood that this proxy confers discretionary authority in respect to matters not known or determined at the time of the mailing of the Notice of Annual Meeting of Stockholders to the undersigned. The proxies and attorneys intend to vote the shares represented by this proxy on such matters, if any, as determined by the Board of Directors.

      The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement and Annual Report to Stockholders furnished therewith.

                              Dated and Signed:

                              ___________________________________________, 1997

                              _________________________________________________

                              _________________________________________________

                              Signature(s) should agree with the name(s) stenciled hereon. Executors, administrators, trustees, guardians and attorneys should so indicate when signing. Attorneys should submit powers of attorney.